Exhibit 5.1

March 31, 2026

Ascent Industries Co.

20 N. Martingale Rd, Suite 430

Schaumburg, Illinois 60173

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) that Ascent Industries Co. (the “Company”) is filing with the Securities and Exchange Commission (the “Commission”) on March 31, 2026 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), which may be issued pursuant to an indenture, between the Company and a trustee to be named therein (the “Indenture”); (iii) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein (the “Warrant Agent”); (iv) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each such Purchase Contract, a “Purchase Contract Agreement”); (v) rights to purchase Common Stock (the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be named in the prospectus supplement relating to such Rights; and (vi) units (the “Units”) to be issued under one or more unit agreements (each such unit agreement, a “Unit Agreement”).

We are acting as counsel for the Company in connection with the issuance and sale of the Common Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon the foregoing, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

WWW.AMUNDSENDAVISLAW.COM            201 North Illinois Street, Suite 1400, Capital Center, South Tower, Indianapolis, Indiana 46204

Ascent Industries Co.

March 31, 2026

2.	When the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

3.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company, the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Ascent Industries Co.

March 31, 2026

5.	When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the Rights Agent and the Company, the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement and such Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company, the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Purchase Contract Agreement, the Purchase Contracts, the Rights Agreement, the Rights, the Unit Agreement, the Units, the Warrant Agreement, the Warrants, the Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, the issuance and delivery of such security or the compliance by the Company with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, for incorporation by reference into the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Amundsen Davis LLC

Amundsen Davis LLC